UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	August 20, 2015 (August 18, 2015)

ACCUREXA INC.

 (Exact name of registrant as specified in its charter)

Delaware	000-54907	47-2999657
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

113 Barksdale
Newark, DE 19711

 (Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code	(302) 709-1822

                                             N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

Termination of UAMS License

On December 15, 2012 (“Effective Date”), Accurexa Inc. (the “Company”) executed an Exclusive License Agreement (“UAMS License”) with the Board of Trustees of the University of Arkansas (“UofA”) acting on behalf of the University of Arkansas for Medical Sciences (“UAMS”) to commercially develop certain patents and patent applications owned by UAMS throughout the world for the life of the patents.  The UAMS License included three patents: (i) U.S. Patent Application Serial No. 12/334,217, Device and Method for In Vivo Flow Cytometry Using the Detection of Photoacoustic Waves; UAMS ID No. 2008-16; (ii) U.S. Patent Application Ser. No.: 12/945,576 Device and Method for In Vivo Noninvasive Magnetic Manipulation of Circulating Objects in BioFlows; UAMS ID No. 2008-16 CIP; (iii) U.S. Patent Application Ser. No.: 13/253,767 Device and Method for In Vivo Detection of Clots Within Circulatory Vessels; UAMS ID No. 2008-16 CIP2.  The three licensed patents cover a method for in vivo flow cytometry using the detection of photoacoustic waves by which targeted objects moving in the bloodstream absorb the energy level of a pulsed laser, and then either emit an acoustic wave that can be detected by an ultrasound transducer, or can be destroyed if a sufficient laser energy level is absorbed.  The UAMS License agreement was filed as exhibit 10.2 to the Company’s Form 10 as of February 27, 2013.

On April 18, 2013, the Company executed a Research Agreement (“Research Agreement”) with the Board of Trustees of the University of Arkansas acting on behalf of the UAMS and its employees Laura Hutchins, M.D. and Vladimir Zharov, Ph.D. in connection with the UAMS License under which the Company would sponsor research for the development of a prototype for the photoacoustic, in vivo real-time detection of circulating melanoma cells and a clinical trial in melanoma patients.  The Research Agreement was filed as exhibit 10.5 to the Company’s Form 10, Amendment No. 2 as of April 23, 2013.

On or about February 3, 2014, as previously disclosed in the Company’s filing on Form 8-K on February 24, 2014, the Company confirmed in the normal course of events that a portion of one of the three licensed patent applications, U.S. Patent Application Serial No. 12/334,217, Device and Method for In Vivo Flow Cytometry Using the Detection of Photoacoustic Waves; UAMS ID No. 2008-16, had been rejected by the United States Patent and Trademark Office and U.S. Patent Application Serial No. 12/334,217 was then abandoned prior to the Effective Date of the UAMS License.  The basis for the rejection was primarily that the rejected portion of the application had previously been published in a scientific journal by the inventor Prof. Vladimir Zharov, an employee of the UAMS, prior to the filing of the application and therefore was not patentable.

On August 18, 2015, the Company executed a License Termination Agreement (“Termination Agreement”) with the Board of Trustees of the University of Arkansas (“UofA”) acting for and on behalf of the UAMS under which both parties terminated the UAMS License and Research Agreement in order to be relieved of all liability for future payments of any consideration due under Article 6.1 of the UAMS License and Article 1 of the Research Agreement, and the UofA has agreed to terminate the UAMS License and Research Agreement and release the Company in accordance with the terms thereof.  The foregoing summary of the material terms of the Termination Agreement does not purport to be complete and is qualified in its entirety to be reference to the Termination Agreement, a copy of which is filed as Exhibit 10.18 to this current report on Form 8-K and incorporated by reference herein.

Item 9.01

Financial Statement and Exhibits.

(d) Exhibits.

Number	Description
10.18

License Termination Agreement, dated August 18, 2015, by and between the Board of Trustees of the University of Arkansas acting for and on behalf of the University of Arkansas for Medical Sciences and Accurexa Inc.  Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCUREXA INC.

Dated: August 20, 2015	By: /s/ George Yu
Name: George Yu
Title: President & CEO